September 2019

Preliminary Terms No. 2,568
Registration Statement Nos. 333-221595; 333-221595-01
Dated September 23, 2019
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in Commodities and Treasury Bonds

Trigger PLUS Based on the Value of the Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF, which we refer to as the underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares, subject to the maximum payment at maturity. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much. The Trigger PLUS are for investors who seek a return based on the worst performing of the underlying shares and who are willing to risk their principal, risk exposure to the worst performing of two underlying shares and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of performance of the worst performing underlying shares. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	September 30, 2021
Underlying shares:	iShares® Silver Trust (the “SLV Shares”) and iShares® 20+ Year Treasury Bond ETF (the “TLT Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final share price of each of the underlying shares is greater than its respective initial share price,
$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares) In no event will the payment at maturity exceed the maximum payment at maturity.
If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level,
$1,000
If the final share price of either of the underlying shares is less than its respective trigger level,
$1,000 × share performance factor of the worst performing underlying shares
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 30%, and possibly all, of your investment.
Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Worst performing underlying shares:	The underlying shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Initial share price:

With respect to the SLV Shares, $     , which is the closing price of such underlying shares on the pricing date

With respect to the TLT Shares, $     , which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date times the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	September 27, 2021, subject to adjustment for non-trading days and certain market disruption events
Leverage factor:	300%
Maximum payment at maturity:	At least $1,540 per Trigger PLUS (154% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Trigger level:	With respect to the SLV Shares, $ , which is 70% of its initial share price With respect to the TLT Shares, $ , which is 70% of its initial share price
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	September 27, 2019
Original issue date:	October 2, 2019 (3 business days after the pricing date)
CUSIP / ISIN:	61769HWB7 / US61769HWB76
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $962.20 per Trigger PLUS, or within $10.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$

(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 34.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2017       Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021 (the “Trigger PLUS”) can be used:

▪	To gain exposure to the worst performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF

▪	To potentially outperform the worst performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF, subject to the maximum payment at maturity, by taking advantage of the leverage factor

If the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer.

Maturity:	Approximately 2 years
Leverage factor:	300%
Maximum payment at maturity:	At least $1,540 per Trigger PLUS (154% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose all their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each of the underlying shares, 70% of its initial share price
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $962.20, or within $10.00 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor, the trigger levels and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

September 2019	Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer exposure to the worst performing underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares, subject to the maximum payment at maturity. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap	The Trigger PLUS offer investors an opportunity to receive 300% of the positive return of the worst performing of the underlying shares, subject to the maximum payment at maturity, if both underlying shares have appreciated in value.
Upside Scenario	Both underlying shares increase in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 300% of the share percent change of the worst performing underlying shares, subject to the maximum payment at maturity of at least $1,540 per Trigger PLUS (154% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Par Scenario	The final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level. In this case, the payment at maturity will be $1,000 per Trigger PLUS.
Downside Scenario

The final share price of either of the underlying shares is less than its respective trigger level.

In this case, the Trigger PLUS redeem for at least 30% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying shares over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount per Trigger PLUS. For example, if the final share price of the worst performing underlying shares is 70% less than its initial share price, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300.00, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

September 2019	Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial share price and trigger level for each of the underlying shares will be determined on the pricing date. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	300%
Hypothetical initial share price:	With respect to the SLV Shares: $20 With respect to the TLT Shares: $140
Hypothetical trigger level:	With respect to the SLV Shares: $14 With respect to the TLT Shares: $98
Hypothetical maximum payment at maturity:	$1,540 per Trigger PLUS (154% of the stated principal amount)

EXAMPLE 1: The final share price of each of the underlying shares is greater than its respective initial share price.

Final share price		SLV Shares: $22
TLT Shares: $196
Share percent change		SLV Shares: ($22 – $20) / $20 = 10% TLT Shares: ($196 – $140) / $140 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 300% × 10%), subject to the maximum payment at maturity
	=	$1,300

In example 1, the final share prices of both the SLV Shares and the TLT Shares are greater than their initial share prices. The SLV Shares have appreciated by 10% while the TLT Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 300% of the appreciation of the worst performing underlying shares, which are the SLV Shares in this example. Investors receive $1,300 per Trigger PLUS at maturity.

EXAMPLE 2: Both underlying shares appreciate significantly above their respective initial share prices, and so investors receive only the maximum payment at maturity.

Final share price		SLV Shares: $40
TLT Shares: $266
Share percent change		SLV Shares: ($40 – $20) / $20 = 100% TLT Shares: ($266 – $140) / $140 = 90%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 300% × 90%), subject to the maximum payment at maturity
	=	maximum payment at maturity of $1,540 per Trigger PLUS

September 2019	Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 2, the final share prices of both the SLV Shares and the TLT Shares are greater than their initial share prices. The SLV Shares have appreciated by 100% while the TLT Shares have appreciated by 90%. Therefore, investors receive at maturity the stated principal amount plus 300% of the appreciation of the worst performing underlying shares, subject to the hypothetical maximum payment at maturity of $1,540 per Trigger PLUS. Under the terms of the Trigger PLUS, investors will realize the hypothetical maximum payment at maturity at a final share price of the worst performing underlying shares of 118% of its respective initial share price. Therefore, in this example, investors receive only the hypothetical maximum payment at maturity of $1,540 per stated principal amount, even though both underlying shares have appreciated significantly.

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective initial share price, while the final share price of the other underlying shares is less than its respective initial share price, but neither of the underlying shares declines below the respective trigger level, and investors receive the stated principal amount.

Final share price		SLV Shares: $23
		TLT Shares: $119
Share percent change		SLV Shares: ($23 – $20) / $20 = 15% TLT Shares: ($119 – $140) / $140 = -15%
Payment at maturity	=	$1,000

In example 3, the final share price of the SLV Shares is greater than its respective initial share price, while the final share price of the TLT Shares is less than its respective initial share price but greater than or equal to its respective trigger level. The SLV Shares have appreciated by 15% while the TLT Shares have declined by 15%. Investors receive at maturity the stated principal amount of $1,000 because neither of the underlying shares has declined below its trigger level.

EXAMPLE 4: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price and trigger level.

Final share price		SLV Shares: $22
TLT Shares: $70
Share percent change		SLV Shares: ($22 – $20) / $20 = 10% TLT Shares: ($70 – $140) / $140 = -50%
Share performance factor		SLV Shares: $22 / $20 = 110% TLT Shares: $70 / $140 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying shares
	=	$1,000 × 50%
	=	$500

In example 4, the final share price of the SLV Shares is greater than its respective initial share price, while the final share price of the TLT Shares is less than its respective initial share price and trigger level. While the SLV Shares have appreciated by 10%, the TLT Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the TLT Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $500. In this example, investors are exposed to the negative performance of the worst performing underlying shares even though the other underlying shares have appreciated in value by 10%, because the final share price of each of the underlying shares is not greater than or equal to its respective trigger level.

EXAMPLE 5: The final share price of each of the underlying shares is less than its respective trigger level.

Final share price	SLV Shares: $6
TLT Shares: $56
Share percent change	SLV Shares: ($6 – $20) / $20 = -70% TLT Shares: ($56 – $140) / $140 = -60%
Share performance factor	SLV Shares: $6 / $20 = 30% TLT Shares: $56 / $140 = 40%

September 2019	Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying shares)
	=	$1,000 × 30%
	=	$300

In example 5, the final share prices of both the SLV Shares and the TLT Shares are less than their respective trigger levels. The SLV Shares have declined by 70% while the TLT Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the SLV Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

September 2019	Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

▪	The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of either of the underlying shares is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 30% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying shares over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

▪	The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of at least $1,540 per Trigger PLUS, or 154% of the stated principal amount. The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 300% exposure to any increase in the final share price of the worst performing underlying shares over its initial share price, because the payment at maturity will be limited to 154% of the stated principal amount for the Trigger PLUS (assuming a maximum payment at maturity of $1,540 per Trigger PLUS), any increase in the final share price of the worst performing underlying shares over its initial share price by more than 18% of its initial share price will not further increase the return on the Trigger PLUS.

▪	You are exposed to the price risk of both underlying shares. Your return on the Trigger PLUS it not linked to a basket consisting of both underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying shares. Poor performance by either of the underlying shares over the term of the Trigger PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If either of the underlying shares declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying shares at maturity, and you will lose a significant portion or all of your investment, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying shares.

▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the Trigger PLUS are linked to the SLV Shares, which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

▪	The Trigger PLUS are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments,

September 2019	Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

▪	There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the Trigger PLUS. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

▪	Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the Trigger PLUS. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodity that constitutes the SLV Shares, and, therefore, the value of the Trigger PLUS.

▪	The iShares® 20+ Year Treasury Bond ETF is subject to significant risks, including interest rate-related risks and credit-related risks. The iShares® 20+ Year Treasury Bond ETF invests in U.S. dollar-denominated fixed-income securities. However, the performance of the iShares® 20+ Year Treasury Bond ETF to which the Trigger PLUS are linked will reflect only changes in the market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on these bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF will be less, and perhaps significantly less, than the return that would be realized by a direct investment in the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are volatile and will be significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the iShares® 20+ Year Treasury Bond ETF, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of greater than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates will likely cause the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF and the value of the Trigger PLUS to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

▪	sentiment regarding the U.S. and global economies;

September 2019	Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	expectations regarding the level of price inflation;

▪	sentiment regarding credit quality in the U.S. and global credit markets;

▪	central bank policy regarding interest rates; and

▪	performance of capital markets.

In addition, the prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are significantly influenced by the creditworthiness of the issuers of those bonds. The issuers of the bonds held by bond ETFs may have their credit ratings downgraded or their credit spreads may widen significantly. Following a ratings downgrade by any credit rating agency or the widening of credit spreads, some or all of the bonds held by the iShares® 20+ Year Treasury Bond ETF may suffer significant and rapid price declines.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value and volatility of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “iShares® Silver Trust Overview” and “iShares® 20+ Year Treasury Bond ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

▪	The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on its obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

▪	The amount payable on the Trigger PLUS is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such underlying shares on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlying shares appreciate prior to the valuation date but the value of either of the underlying shares drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such drop. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing prices on the valuation date.

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▪	Investing in the Trigger PLUS is not equivalent to investing in the underlying shares, in the commodity composing the SLV Shares or the securities composing the ICE U.S. Treasury 20+ Year Bond Index or the TLT Shares. Investing in the Trigger PLUS is not equivalent to investing in the underlying shares, in the commodity that constitutes the SLV Shares, in the ICE U.S. Treasury 20+ Year Bond Index (the “ICE 20+ Year Index,” or the “share underlying index”) or in the securities that consitute the share underlying index. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares, in the commodity that constitutes the SLV Shares, in the share underlying index or the securities that consitute the share underlying index.

▪	Adjustments to the TLT Shares or the index tracked by the TLT Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the iShares® 20+ Year Treasury Bond ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the ICE 20+ Year Index). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the securities composing the iShares® 20+ Year Treasury Bond ETF. Any of these actions could adversely affect the price of the TLT Shares and, consequently, the value of the Trigger PLUS. Intercontinental Exchange (“ICE”) is responsible for calculating and maintaining the ICE 20+ Year Index. ICE may add, delete or substitute the securities constituting the ICE 20+ Year Index or make other methodological changes that could change the level of the the ICE 20+ Year Index. ICE may discontinue or suspend calculation or publication of the ICE 20+ Year Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued ICE 20+ Year Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the TLT Shares and, consequently, the value of the Trigger PLUS.

▪	The performance and market price of the SLV Shares and the TLT Shares, particularly during periods of market volatility, may not correlate with the performance of its underlying commodity, with respect to the SLV Shares, or the share underlying index or the component securities of the share underlying index, with respect to the TLT Shares, or the net asset value per share of the respective underlying shares. The SLV Shares do not fully replicate their underlying commodity and the TLT Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.

With respect to the SLV Shares, the underlying shares do not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the underlying shares or by restrictions on access to the underlying commodity due to other circumstances. The SLV Shares do not generate any income, and as the SLV Shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The SLV Shares sell its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SLV Shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the Trigger PLUS. Additionally, there is a risk that part or all of the holdings of the SLV Shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

With respect to the TLT Shares, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the TLT Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the securities underlying the TLT Shares may impact the variance between the performances of the TLT Shares and the share underlying index.

Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the components underlying each of the underlying shares may be disrupted or limited, or such components may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of

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the underlying shares may vary substantially from the net asset value per share of each underlying share, the performance of its underlying commodty, with respect to the SLV Shares, or the level of the ICE 20+ Year Index, with respect to the TLT Shares.

For all of the foregoing reasons, the performance of the SLV Shares may not correlate with the performance of its underlying commodity and the performance of the TLT Shares may not correlate with the performance of the share underlying index or the component securities of the share underlying index, and the performance of each of the underlying shares may not correlate with the performance of the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the Trigger PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if the SLV Shares are underperforming its underlying commodity, the TLT Shares are underperforming the share underlying index or the component securities of the share underlying index and/or any of the underlying shares is trading below the net asset value per share of such underlying shares.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread,

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our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the underlying shares, the underlying commodity with respect to the SLV Shares or the share underlying index with respect to the TLT Shares), including trading in the securities that constitute the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares, the underlying commodity and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying shares, and, therefore, could increase the value at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of either of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying shares).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial share prices, the trigger levels and the final share prices, including whether either of the underlying shares have decreased to below the respective trigger level, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Closing price,” “—Market disruption event,” “—Postponement of the valuation date,” “—Discontinuance of the SLV Shares; alteration of method of calculation” “—Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please note that the discussions in this document concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this document, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Because the Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction.” If this treatment applies, all or a portion of any long-term capital gain of a U.S. Holder (as defined below) in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge would be imposed). U.S. Holders should

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read the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Tax Treatment of the Trigger PLUS — Potential Application of the Constructive Ownership Rule” in this document.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders (as defined below) should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this document and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Trigger PLUS as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC , which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 333-61001 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over time.

Information as of market close on September 19, 2019:

Bloomberg Ticker Symbol:	SLV
Current Share Price:	$16.62
52 Weeks Ago:	$13.40
52 Week High (on 9/4/2019):	$18.34
52 Week Low (on 11/13/2018):	$13.15

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SLV Shares for each quarter from January 1, 2014 through September 19, 2019. The closing price of the SLV Shares on September 19, 2019 was $16.62. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SLV Shares have at times experienced periods of high volatility, and you should not take the historical values of the SLV Shares as an indication of future performance.

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iShares® Silver Trust (CUSIP: 46428Q109)	High ($)	Low ($)	Period End ($)
2014
First Quarter	21.18	18.45	19.04
Second Quarter	20.25	18.02	20.25
Third Quarter	20.57	16.35	16.35
Fourth Quarter	16.81	14.66	15.06
2015
First Quarter	17.61	14.84	15.93
Second Quarter	16.89	15.03	15.03
Third Quarter	14.99	13.56	13.87
Fourth Quarter	15.42	13.06	13.19
2016
First Quarter	15.16	13.17	14.68
Second Quarter	17.87	14.20	17.87
Third Quarter	19.60	17.62	18.20
Fourth Quarter	17.87	14.91	15.11
2017
First Quarter	17.44	15.44	17.25
Second Quarter	17.53	15.30	15.71
Third Quarter	17.10	14.73	15.74
Fourth Quarter	16.41	14.85	15.99
2018
First Quarter	16.56	15.28	15.41
Second Quarter	16.26	15.07	15.15
Third Quarter	15.17	13.23	13.73
Fourth Quarter	14.52	13.15	14.52
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter (through September 19, 2019)	18.34	14.05	16.62

SLV Shares Daily Closing Prices January 1, 2014 to September 19, 2019

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This document relates only to the Trigger PLUS offered hereby and does not relate to the SLV Shares.  We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above.  In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we price the Trigger PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws.  As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

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iShares® 20+ Year Treasury Bond ETF Overview

The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks to provide investment results that correspond generally, before fees and expenses, to an index composed of U.S. Treasury bonds with remaining maturities of twenty years or more. On March 31, 2016, the iShares® 20+ Year Treasury Bond ETF ceased tracking the Barclays U.S. Treasury Bond Index and began tracking the ICE U.S. Treasury 20+ Year Bond Index (the “ICE 20+ Year Index”). The ICE 20+ Year Bond Index measures the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that has a remaining maturity of greater than or equal to 20 years.

The iShares® 20+ Year Treasury Bond ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® 20+ Year Treasury Bond ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other publicly available sources.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® 20+ Year Treasury Bond ETF is accurate or complete.

Information as of market close on September 19, 2019:

Bloomberg Ticker Symbol:	TLT
Current Share Price:	$140.04
52 Weeks Ago:	$116.61
52 Week High (on 8/28/2019):	$147.80
52 Week Low (on 11/2/2018):	$112.00

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the TLT Shares for each quarter from January 1, 2014 through September 19, 2019. The closing price of the TLT Shares on September 19, 2019 was $140.04. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The TLT Shares have at times experienced periods of high volatility, and you should not take the historical values of the TLT Shares as an indication of future performance.

iShares® 20+ Year Treasury Bond ETF (CUSIP: 464287432)	High ($)	Low ($)	Period End ($)
2014
First Quarter	109.99	102.17	109.10
Second Quarter	114.76	107.27	113.52
Third Quarter	119.05	110.68	116.27
Fourth Quarter	127.60	117.20	125.92
2015
First Quarter	138.28	123.50	130.69
Second Quarter	132.13	115.23	117.46
Third Quarter	126.40	115.62	123.54
Fourth Quarter	124.56	118.33	120.58
2016
First Quarter	133.72	120.96	130.61
Second Quarter	139.46	127.25	138.90
Third Quarter	143.60	133.67	137.51
Fourth Quarter	136.81	116.82	119.13
2017
First Quarter	122.58	116.51	120.71
Second Quarter	128.26	120.48	125.12
Third Quarter	129.28	122.72	124.76
Fourth Quarter	128.35	122.43	126.86
2018
First Quarter	126.09	116.74	121.90

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® 20+ Year Treasury Bond ETF (CUSIP: 464287432)	High ($)	Low ($)	Period End ($)
Second Quarter	122.24	116.21	121.72
Third Quarter	122.75	116.61	117.27
Fourth Quarter	121.51	112.00	121.51
2019
First Quarter	126.56	118.66	126.44
Second Quarter	132.90	122.21	132.81
Third Quarter (through September 19, 2019)	147.80	130.07	140.04

TLT Shares Daily Closing Prices January 1, 2014 to September 19, 2019

This document relates only to the Trigger PLUS offered hereby and does not relate to the TLT Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TLT Shares (and therefore the price of the TLT Shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the TLT Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the TLT Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the TLT Shares.

September 2019	Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index is a market value weighted index calculated, published and disseminated daily by Intercontinental Exchange (“ICE”). The index is designed to measure the U.S. Treasury market and includes U.S. dollar-denominated, fixed rate securities with terms to maturity greater than or equal to twenty years.

September 2019	Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Underlying commodity (with respect to the SLV Shares):	Silver
Share underlying index (with respect to the TLT Shares):	The ICE U.S. Treasury 20+ Year Bond Index (the “ICE 20+ Year Index”)
Share underlying index publisher (with respect to the TLT Shares):	Intercontinental Exchange (“ICE”) or any successor thereof
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying shares.
Postponement of valuation date:	If a market disruption event occurs on the scheduled valuation date with respect to either of the underlying shares or if the scheduled valuation date is a non-trading day with respect to either of the underlying shares, the closing price for such underlying shares for the valuation date will be the closing price on the next trading day on which no market disruption event occurs; provided that the closing price for such underlying shares for the valuation date will not be determined on a date later than the fifth scheduled trading day following the valuation date and if such date is not a trading day with respect to such underlying shares or if there is a market disruption event with respect to such underlying shares on such date, the calculation agent will determine the closing price for such underlying shares for the valuation date as the arithmetic mean of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such underlying shares, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
Relevant exchange:	With respect to the share underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.
Closing price:

With respect to each of the underlying shares, the closing price on any trading day means:

(i)         if the underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on

September 2019	Page 20

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying commodity ETF shares (or any such other security) are listed,

(ii)         if the underlying shares (or any such other security) are securities of Nasdaq, the official closing price published by Nasdaq on such day, or

(iii)        if the underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one underlying commodity share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying shares (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for the underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto. See “Discontinuance of either of the underlying shares; alteration of method of calculation” below.

Business day:	Any day other than a Saturday or Sunday which is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close in New York, New York or the city and state of our principal place of business or a day on which transactions in U.S. dollars are not conducted.
Trading day:

Trading day means, in respect of the SLV Shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the SLV Shares, such exchange or principal trading market for the SLV Shares that serves as the price-source for the SLV Shares) is open for trading during its regular session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Trading day means, in respect of the TLT Shares, a day, as determined by the calculation agent, that is a day on which the relevant exchange for such underlying shares is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

September 2019	Page 21

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

All calculations with respect to the payment at maturity, if any, will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Trigger PLUS, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., ..76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Trigger PLUS, if any, will be rounded to the nearest cent, with one-half cent rounded upward.

Market disruption event:

With respect to the SLV Shares, market disruption event means:

(i)       the occurrence of existence of any of:

a.   a suspension, absence or material limitation of trading of the SLV Shares on the primary market for the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the SLV Shares as a result of which the reported trading prices for the SLV Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the SLV Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.   a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)        a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Trigger PLUS.

For the purpose of determining whether a market disruption event in respect of the SLV Shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the SLV Shares or in the relevant futures or options contract

September 2019	Page 22

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the SLV Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the SLV Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the SLV Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the TLT Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the TLT Shares on the primary market for the TLT Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the TLT Shares as a result of which the reported trading prices for the TLT Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the TLT Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the share underlying index for the TLT Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Trigger PLUS.

For the purpose of determining whether a market disruption event exists at any time with respect to the TLT Shares, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the TLT Shares: (1) a limitation on the hours or number of days of

September 2019	Page 23

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the TLT Shares or in the futures or options contract related to the share underlying index or the TLT Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the TLT Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the TLT Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the TLT Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the TLT Shares, see “Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation” below.
Discontinuance of the SLV Shares; alteration of method of calculation:	If trading in the SLV Shares on every applicable national securities exchange is permanently discontinued or the SLV Shares are liquidated or otherwise terminated (an “SLV discontinuance or liquidation event”), the Trigger PLUS will be deemed accelerated to the fifth business day following the date notice of such SLV discontinuance or liquidation event is provided to holders of the SLV Shares under the terms of the SLV Shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the Trigger PLUS on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.
Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation:

If trading in the TLT Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the iShares® 20+ Year Treasury Bond ETF is liquidated or otherwise terminated (a “TLT discontinuance or liquidation event”), the closing price of the TLT Shares on any trading day following the TLT discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the TLT Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such TLT discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the TLT Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the TLT discontinuance or liquidation event on which a closing price was available.

If, subsequent to a TLT discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such

September 2019	Page 24

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

index being referred to herein as a “successor index”), then any subsequent closing price for the TLT Shares on any trading day following a TLT discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the Trigger PLUS.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the Trigger PLUS, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a TLT discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the TLT Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

If either of the underlying shares are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such share split or reverse share split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:	If an event of default with respect to the Trigger PLUS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Trigger PLUS (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Trigger PLUS as of that day and as if no default or acceleration had occurred, or to undertake other

September 2019	Page 25

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

obligations providing substantially equivalent economic value to you with respect to the Trigger PLUS. That cost will equal:

•     the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•     the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Trigger PLUS in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Trigger PLUS, which we describe below, the holders of the Trigger PLUS and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Trigger PLUS is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the Trigger PLUS as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•     no quotation of the kind referred to above is obtained, or

•     every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the Acceleration

September 2019	Page 26

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Amount will equal the principal amount of the Trigger PLUS.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•     A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•     P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

September 2019	Page 27

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
United States Federal Taxation:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Trigger PLUS issued under this document and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the Trigger PLUS. This discussion applies only to investors in the Trigger PLUS who:

•     purchase the Trigger PLUS in the original offering; and

•     hold the Trigger PLUS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the Trigger PLUS as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Trigger PLUS, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Trigger PLUS or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the Trigger PLUS to you.

As the law applicable to the U.S. federal income taxation of instruments such as the Trigger PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the iShares® Silver Trust and the iShares® 20+ Year Treasury Bond ETF due September 30, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the Trigger PLUS should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Trigger PLUS or instruments that are similar to the Trigger PLUS for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Trigger PLUS (including possible alternative treatments of the Trigger PLUS). Unless otherwise stated, the following discussion is based on the treatment of the Trigger PLUS as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Trigger PLUS that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Trigger PLUS

Assuming the treatment of the Trigger PLUS as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Trigger PLUS should equal the amount paid by the U.S. Holder to acquire the Trigger PLUS.

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Sale, Exchange or Settlement of the Trigger PLUS. Upon a sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Trigger PLUS sold, exchanged or settled. Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Code, any gain or loss recognized upon the sale, exchange or settlement of the Trigger PLUS should be long-term capital gain or loss if the U.S. Holder has held the Trigger PLUS for more than one year at such time, and short-term capital gain or loss otherwise.

Potential Application of the Constructive Ownership Rule. Because the Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Code. If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (the “Recharacterized Gain”), in which case an interest charge will be imposed. The amount of Recharacterized Gain (if any) that would be treated as ordinary income in respect of a Trigger PLUS will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a Trigger PLUS over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” As a result of the terms of the Trigger PLUS, such as the leveraged upside payment, it is unclear how to calculate the amount of Recharacterized Gain if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Trigger PLUS

Due to the absence of authorities that directly address the proper tax treatment of the Trigger PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Trigger PLUS under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Trigger PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the Trigger PLUS. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Trigger PLUS would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

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Other alternative federal income tax treatments of the Trigger PLUS are also possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the Trigger PLUS. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the Trigger PLUS at maturity and the payment of proceeds from a sale, exchange or other disposition of the Trigger PLUS, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the Trigger PLUS and the payment of proceeds from a sale, exchange or other disposition of the Trigger PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Trigger PLUS that is, for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the Trigger PLUS is

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effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS.

Tax Treatment upon Sale, Exchange or Settlement of the Trigger PLUS

In general. Assuming the treatment of the Trigger PLUS as set forth above is respected, and subject to the discussions below concerning backup withholding and the possible application of Section 871(m) of the Code, a Non-U.S. Holder of the Trigger PLUS generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Section 871(m) and FATCA, if all or any portion of a Trigger PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Trigger PLUS would not be subject to U.S. federal withholding tax, provided that:

•     the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•     the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•     the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

•     the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Trigger PLUS (or a financial institution holding a Trigger PLUS on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the Trigger PLUS should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Trigger PLUS, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the Trigger PLUS to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions below regarding Section 871(m) and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Trigger PLUS to Non-U.S. Holders, and

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we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including the possible implications of the notice referred to above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the Trigger PLUS may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Trigger PLUS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Trigger PLUS at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the Trigger PLUS. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Trigger PLUS – Certification

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Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the Trigger PLUS were recharacterized as debt instruments, FATCA would apply to any payment of amounts treated as interest and to payments of gross proceeds of the disposition (including upon retirement) of the Trigger PLUS. However, under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). If withholding were to apply to the Trigger PLUS, we would not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Trigger PLUS.

The discussion in the preceding paragraphs under “United States Federal Taxation,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, futures and/or options contracts on the underlying shares, the underlying commodity with respect to the SLV Shares or the share underlying index with respect to the TLT Shares, in any component securities of the share underlying index, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of one or both of the underlying shares on the pricing date, and therefore could increase the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position

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throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the securities constituting the underlying shares, futures or options contracts on the underlying shares, the underlying commodity with respect to the SLV Shares or the share underlying index with respect to the TLT Shares, in any component securities of the share underlying index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying shares, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Trigger PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Trigger PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Trigger PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Trigger PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Trigger PLUS.

Because we may be considered a party in interest with respect to many Plans, the

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Trigger PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Trigger PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Trigger PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Trigger PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Trigger PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trigger PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Trigger PLUS are contractual financial instruments. The financial exposure provided by the Trigger PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Trigger PLUS. The Trigger PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Trigger PLUS.

Each purchaser or holder of any Trigger PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Trigger PLUS, (B) the purchaser or holder’s investment in the Trigger PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Trigger PLUS;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Trigger PLUS and (B) all hedging transactions in connection with our obligations under the Trigger PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Trigger PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Trigger PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Trigger PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan

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purchaser or at Plan purchasers generally and such purchasers of these Trigger PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Trigger PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Trigger PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Trigger PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each Trigger PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS, including the maximum payment at maturity, such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Prospectus Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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